===============================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12


                                 DATASCOPE CORP.
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

|_|   Fee previously paid with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:



===============================================================================

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645


                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 6, 2005

                                ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 a.m., local time, on December 6, 2005, at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, for the following purposes:

     1. To elect three directors of the Corporation to hold office until the 2008 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan; and

     3. To transact such other business as may properly come before the meeting.

   Only holders of record of the Corporation's common stock at the close of business on October 25, 2005 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

   SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors,


                                 MURRAY PITKOWSKY
                                 Secretary

Dated: October 28, 2005

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645

                                ----------------

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 a.m., local time, on December 6, 2005, at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

     1. To elect three directors of the Corporation to hold office until the 2008 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan; and

     3. To transact such other business as may properly come before the meeting.

   If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 4, 2005.


                                     VOTING

   Holders of record of the Corporation's common stock, par value $0.01 per share ("Common Stock"), on October 25, 2005 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 14,798,847 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, unreturned proxies are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Shareholders, including the election of directors.

   The three nominees receiving the highest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected as directors. The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to approve the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below and FOR the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan.

                         ITEM 1. ELECTION OF DIRECTORS


   Three directors are to be elected at the Annual Meeting of Shareholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.


                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

   The following information is supplied with respect to the nominees for election as directors of the Corporation in Class II, and for the directors in Classes III and I whose terms expire at the Annual Meeting of Shareholders occurring in 2006 and 2007, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.


                             NOMINEES FOR DIRECTOR

                                    CLASS II
  (IF ELECTED, EACH DIRECTOR WILL HOLD OFFICE UNTIL THE 2008 ANNUAL MEETING OF
                                 SHAREHOLDERS.)


NAME OF NOMINEE                   AGE    PRINCIPAL OCCUPATION OR EMPLOYMENT       HAS BEEN A DIRECTOR OF
---------------                   ---    ----------------------------------       THE CORPORATION DURING
                                                                                  ----------------------
Alan B. Abramson..............     59    Real Estate Executive/Attorney (1)       1996 to present

David Altschiller.............     64    Chief Executive Officer of Altschiller   1982 to present
                                         Assoc., LLC (2)

William W. Wyman..............     67    Independent Management Consultant (3)    2005 to present

---------------
(1) Mr. Abramson has served as President of Abramson Brothers, Inc. since 1972.
(2) Mr. Altschiller has served as a consultant to the Corporation since 1998. Mr. Altschiller has been the Chief Executive Officer of Altschiller Assoc., LLC since January 2001.
(3) Mr. Wyman was appointed as a director by the Board of Directors on May 17, 2005. He was initially recommended to the Nominating Committee for consideration as a director by Mr. Abramson, a member of the Nominating Committee. Since 1995, Mr. Wyman has served as an independent management consultant. Mr. Wyman was a founding partner in the consulting firm, Oliver, Wyman & Company, where he served from 1984 to 1995. Previously, he served as President of the Management Consulting Group at Booz, Allen & Hamilton in a career that began there in 1965. Mr. Wyman is also a director of Pegasystems Inc., Dice Inc., The Sprout Group and Castle Harlan Investments.

     DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

                                   CLASS III
           (TERM EXPIRES AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.)


                                                                                    HAS BEEN A DIRECTOR OF
NAME OF DIRECTOR                    AGE   PRINCIPAL OCCUPATION OR EMPLOYMENT        THE CORPORATION DURING
----------------                    ---   ----------------------------------        ----------------------
Lawrence Saper..................    77    Chairman of the Board and Chief           1964 to present
                                          Executive
                                          Officer of the Corporation
Arno Nash.......................    78    International Business Consultant (4)     1965 to 1967
                                                                                    1996 to present
Robert Klatell..................    59    Director (5)                              2003 to present

---------------
(4) Mr. Nash served as Chairman of Iterman Industrial Products Ltd. from 1965 until his retirement in December 1999. Mr. Nash served as Chairman of the Advisory Board of AMA United Kingdom from 2001 to 2003. Mr. Nash was also a member of the Board of Directors of Nitzanim Venture Capital Fund Ltd. from 1992 to 2003.
(5) Mr. Klatell served as Executive Vice President of Arrow Electronics, Inc. from July 1995 until December 2003 and served on the Board of Directors of Arrow Electronics, Inc. from May 1989 to December 2003. Mr. Klatell is also a director of Mediagrif Interactive Technologies Inc. and TTM Technologies, Inc.


                                    CLASS I
           (TERM EXPIRES AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS.)


                                                                                HAS BEEN A DIRECTOR OF
NAME OF DIRECTOR                     AGE   PRINCIPAL OCCUPATION OR EMPLOYMENT   THE CORPORATION DURING
----------------                     ---   ----------------------------------   ----------------------
William L. Asmundson.............    68    Director (6)                         1969 to 2000
                                                                                2001 to present
James J. Loughlin................    62    Director (7)                         2004 to present

---------------
(6) Mr. Asmundson served as Vice Chairman of Rockefeller & Co., Inc. from January 2001 until his retirement in September 2001. He served as Chief Investment Officer of Rockefeller & Co., Inc. from September 2000 to December 2000 and as President and Chief Executive Officer of Rockefeller & Co., Inc. from November 1998 to December 2000.
(7) Mr. Loughlin served 40 years with KPMG LLP until his retirement in September 2003. From 1995 to 2003, Mr. Loughlin served as a Global Lead Partner in KPMG, Short Hills, New Jersey. Mr. Loughlin also served as a member of the Board of Directors of KPMG and as chairman of the Pension and Investment Committee of the KPMG Board from 1995 to 2000. Mr. Loughlin is also a member of the Board of Directors of Alfacell Corporation.


          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

   During the fiscal year ended June 30, 2005, the Board of Directors held five meetings and did not act by unanimous written consent. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served. Directors are encouraged to attend the Annual Meeting of Shareholders, and the entire Board of Directors attended the Annual Meeting of Shareholders in 2004.

   The Board of Directors has an audit committee (the "Audit Committee") consisting of Messrs. Klatell, Loughlin and Nash. Each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers, Inc.'s listing standards. The primary functions of the Audit Committee are to monitor the quality and integrity of the audits of the Corporation's financial statements, to monitor the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance, to monitor the independence, qualification and performance of the

Corporation's independent registered public accountants and to provide an avenue of communication between the independent registered public accountants, management and the Board of Directors. The Audit Committee held ten meetings during fiscal year 2005. The Board of Directors has determined that Mr. Loughlin is a financial expert and independent as defined under applicable Securities and Exchange Commission rules.

   The Board of Directors has a compensation committee (the "Compensation Committee") consisting of Messrs. Abramson, Klatell and Loughlin. The primary responsibilities of the Compensation Committee are to discharge the Board of Directors' responsibilities relating to compensation of executive officers, to produce an annual report on executive compensation for inclusion in the Corporation's proxy statement and to oversee, review and advise the Board of Directors on the adoption of policies that govern the Corporation's compensation, equity and employee benefit plans and programs. The Compensation Committee held six meetings during fiscal year 2005.

   The Board of Directors has a nominations and corporate governance committee (the "Nominating Committee") consisting of Messrs. Abramson, Klatell and Nash. Each of the members of the Nominating Committee is "independent" as defined under applicable National Association of Securities Dealers, Inc.'s listing standards. The primary objectives of the Nominating Committee are to develop and recommend to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Board of Directors, to identify individuals qualified to become members of the Board of Directors and its committees and to recommend to the Board of Directors the nominees to stand for election as directors and to review and recommend compensation of the members of the Board of Directors and its committees. The Nominating Committee recommends candidates based on their business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. The Nominating Committee employs several methods to identify candidates, which include obtaining recommendations for candidates from members of the Board of Directors and management. The Nominating Committee held four meetings during fiscal year 2005. The Nominating Committee will consider stockholder recommendations for director sent to the Nominating Committee, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645,
Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder's ownership of the Corporation's common stock.

   The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are posted on the Corporation's website at www.datascope.com. The Business Conduct Policy Guide of the Corporation, which covers all employees of the Corporation, is also posted on the Corporation's website.

   Shareholders who wish to contact an individual director, the Board of Directors or a committee of the Board of Directors should send their correspondence to Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Corporation will initially receive and process communications before forwarding them to the addressee. The Corporation generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic or that requests general information about the Corporation.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2005 were complied with on a timely basis other than as follows. Nicholas E. Barker inadvertently failed to report the purchase of 633 shares of Common Stock with funds from a Datascope Corp. 401(k) Savings and Supplemental Retirement Plan. That purchase was subsequently reported.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS


   The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 2005 (unless otherwise indicated):


 NAME AND ADDRESS OF                              AMOUNT AND NATURE           PERCENT OF
 BENEFICIAL OWNER (1)                          OF BENEFICIAL OWNERSHIP (1)   COMMON STOCK (2)
 ---------------------                         ---------------------------   ----------------
Lawrence Saper ............................          2,869,071(3)               18.8%
 Datascope Corp.
  14 Philips Parkway
  Montvale, New Jersey 07645
Private Capital Management,
  Inc......................................          1,871,218(4)               12.6%
 8889 Pelican Bay Blvd.
  Suite 500
  Naples, Florida 34108
Systematic Financial
  Management, L.P..........................            819,656(5)                5.5%
 300 Frank W. Burr Blvd.
  Glenpointe East, 7th Floor
  Teaneck, New Jersey 07666
Barclays Global Investors, NA..............            736,366(6)                5.0%
 45 Fremont Street
  San Francisco, CA 94105

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 2005, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of October 1, 2005. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2005 are deemed to be outstanding.
(3) Includes (i) 31,853 shares owned by trusts created by Mr. Saper for his children and (ii) 3,150 shares owned by Mr. Saper's wife. Also includes an option owned by Mr. Saper to purchase 500,000 shares of Common Stock, which is currently exercisable.
(4) Private Capital Management, Inc. ("PCM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. PCM has shared investment and voting power with respect to 1,871,218 shares of Common Stock and does not have sole investment power or sole voting power with respect to any shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by PCM on August 15, 2005.
(5) Systematic Financial Management, L.P. ("SFM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. SFM has shared investment power with respect to 819,656 shares of Common Stock, sole voting power with respect to 733,593 shares of Common Stock and no voting power with respect to 86,063 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by SFM on August 9, 2005.
(6) Barclays Global Investors, NA ("Barclays") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. Barclays has shared investment power with respect to 736,366 shares of Common Stock, sole voting power with respect to 656,397 shares of Common Stock and no voting power with respect to 79,969 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed on August 15, 2005.

                        SECURITY OWNERSHIP OF MANAGEMENT


   The following table shows the number of shares of Common Stock beneficially owned by the Corporation's directors, the executive officers and the employee identified in the summary compensation table below (excluding Mr. Saper, whose holdings are shown in the preceding table) and all directors and executive officers as a group (including Mr. Saper) as of October 1, 2005:


                                                 AMOUNT AND NATURE         PERCENT OF
NAME OF BENEFICIAL OWNER(1)                   OF BENEFICIAL OWNERSHIP   COMMON STOCK (2)
---------------------------                   -----------------------   ----------------
Alan B. Abramson .......................              22,500 (3)               *
David Altschiller ......................              16,800 (4)               *
William L. Asmundson ...................              44,907 (5)               *
Robert O. Cathcart. ....................              64,613 (6)               *
Terence J. Gunning .....................              52,500 (7)               *
Peter Hinchliffe .......................              54,000 (8)               *
Robert Klatell .........................              10,000 (9)               *
Antonino Laudani .......................              50,400 (10)              *
James J. Loughlin ......................               6,000 (11)              *
Arno Nash ..............................              36,000 (12)              *
William W. Wyman .......................                  --                   *
S. Arieh Zak ...........................              52,043 (13)              *
All executive officers and
  directors as a group (consisting
  of 20 individuals)....................           3,568,922 (14)           22.4%

---------------
 * Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of October 1, 2005.
 (1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.
 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 2005. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2005 are deemed to be beneficially owned by, and outstanding with respect to, such person. An option is considered to be exercisable within 60 days of October 1, 2005 if the option has vested or will vest within such period, even though by October 1, 2005 the threshold price, which, depending on the option, may be a condition for exercisability, may not have been reached.
 (3) Consists of 22,500 shares which are issuable pursuant to currently exercisable options.
 (4) Includes 15,000 shares which are issuable pursuant to currently exercisable options.
 (5) Includes 22,500 shares which are issuable pursuant to currently exercisable options and 5,000 shares owned by his wife.
 (6) Includes 64,200 shares which are issuable pursuant to currently exercisable options.
 (7) Consists of 52,500 shares which are issuable pursuant to currently exercisable options.
 (8) Consists of 54,000 shares which are issuable pursuant to currently exercisable options.
 (9) Consists of 10,000 shares which are issuable pursuant to currently exercisable options.
(10) Consists of 50,400 shares which are issuable pursuant to currently exercisable options.
(11) Includes 5,000 shares which are issuable pursuant to currently exercisable options.
(12) Includes 22,500 shares which are issuable pursuant to currently exercisable options.
(13) Includes 48,500 shares which are issuable pursuant to currently exercisable options.
(14) Includes 1,120,900 shares which are issuable pursuant to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION


   The following table sets forth the names, ages and all positions and offices held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

NAME                               AGE      POSITIONS AND OFFICES PRESENTLY HELD
----                               ---      ------------------------------------
Lawrence Saper .............       77       Chairman of the Board of Directors and Chief Executive Officer
Murray Pitkowsky ...........       74       Senior Vice President, Chief Financial Officer, Treasurer and Secretary (1)
Fred Adelman ...............       52       Vice President; Chief Accounting Officer; Corporate Controller, Accounting (2)
Nicholas E. Barker..........       47       Vice President, Corporate Design (3)
Robert O. Cathcart..........       45       Vice President; President, Interventional Products Division (4)
James L. Cooper ............       54       Vice President, Human Resources (5)
David Gibson ...............       36       Vice President; President, Patient Monitoring Division (6)
Terence J. Gunning..........       48       Vice President; President, Cardiac Assist Division (7)
Antonino Laudani ...........       46       Vice President; President, InterVascular, Inc. (8)
Donald R. Lemma ............       43       Vice President, Chief Information Officer (9)
Boris Leschinsky ...........       40       Vice President, Technology (10)
Henry Scaramelli ...........       52       Vice President; Corporate Controller, Operations (11)
S. Arieh Zak ...............       44       Vice President, Regulatory Affairs and Corporate Counsel (12)

---------------
(1) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 1992, and as Secretary since January 1993. He served as Treasurer from February 1994 to May 1994, from December 1996 to December 1997 and from February 2003 to the present. Mr. Pitkowsky also served as Chief Financial Officer from August 1994 to May 1995, from December 1996 to October 1998 and from February 2003 to the present.
     Mr. Pitkowsky also served as acting President of Cardiac Assist from September 1998 to June 1999, and acting President of InterVascular, Inc. from June 2000 to April 2001.
(2) Mr. Adelman has been employed by the Corporation as Chief Accounting Officer since July 2002, and as Corporate Controller since October 1999. From July 1983 to October 1999, Mr. Adelman was employed by the Corporation as Director of Corporate Accounting.
(3) Mr. Barker has been employed by the Corporation as Vice President of Design since December 1997.
(4) Mr. Cathcart has been employed by the Corporation as Vice President; President, Interventional Products Division since May 2005. From November 2004 to April 2005, he served as Vice President; President, Interventional Products/InterVascular Group. From July 2004 to October 2004, Mr. Cathcart served as Group Vice President of Sales for Cardiac Assist, InterVascular and Interventional Products. From October 2001 to June 2004, Mr. Cathcart served as Vice President Sales for Cardiac Assist. Prior to joining the Corporation, Mr. Cathcart served as Vice President of Sales for Promedix/SpecialtyMD, from December 1999 to January 2001.
(5) Mr. Cooper has been employed by the Corporation as Vice President of Human Resources since January 1998.
(6) Mr. Gibson has been employed by the Corporation as Vice President; President, Patient Monitoring Division since January 2005. From January 2003 to December 2004, Mr. Gibson served as Vice President, Service. Prior to joining the Corporation, Mr. Gibson served as Vice President, Repair Operations and Regional Service Manager with General Electric Medical Systems from July 1996 to September 2002.
(7) Mr. Gunning has been employed by the Corporation as Vice President; President, Cardiac Assist Division since April 2004. From February 2001 to March 2004, Mr. Gunning served as Vice President and General Manager of the Anatomic Pathology Division of Quest Diagnostics Incorporated. From September 1997 to January 2001, Mr. Gunning served as Corporate Vice President of Marketing for Quest Diagnostics.

 (8) Mr. Laudani has been employed by the Corporation as Vice President; President, InterVascular Inc. since May 2005. From January 2005 to April 2005, he was Group Vice President of Sales for Cardiac Assist, InterVascular and Interventional Products for Europe, the Middle East and Africa (EMEA). Mr. Laudani has retained these responsibilities in his current role. From May 2002 to December 2004, Mr. Laudani served as Vice President, Cardiac Assist Sales for EMEA. Prior to joining the Corporation, Mr. Laudani was an independent consultant from February 2002 to April 2002. Mr. Laudani served as Vice President Marketing for Tyco Healthcare for EMEA from June 1999 to January 2002. In this position,
     Mr. Laudani was also in charge of R&D and non-hospital product sales for EMEA.
 (9) Mr. Lemma has been employed by the Corporation as Vice President, Chief Information Officer since May 2005. Prior to joining the Corporation,
     Dr. Lemma was an independent consultant from April 2004 to February 2005. From February 2002 to March 2004, Dr. Lemma served as Vice President and Chief Information Officer for Schering-Plough Corporation. From April 2001 to January 2002, he served as Vice President of Information Management for Bristol-Myers Squibb. From October 1998 to March 2001, he served as Vice President and CIO for Etec Systems.
(10) Mr. Leschinsky has been employed by the Corporation as Vice President, Technology since July 2005. From August 1990 until June 2005, he served in various engineering positions in the R&D Department of the Cardiac Assist Division.
(11) Mr. Scaramelli has been employed by the Corporation as Vice President; Corporate Controller, Operations from September 2003 to the present. From June 2004 to the present, Mr. Scaramelli has served as Acting Vice President of Finance for the Interventional Products Division and InterVascular, Inc. From July 2002 to August 2003, Mr. Scaramelli served as Group Vice President, Finance for the Cardiac Assist Division and InterVascular, Inc. From October 1996 to June 2002, Mr. Scaramelli served as Vice President, Finance for the Cardiac Assist Division.
(12) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 1992, and as Vice President of Regulatory Affairs since September 1995.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following table sets forth for the fiscal years ended June 30, 2005, 2004 and 2003, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 2005 the chief executive officer, the other four most highly compensated executive officers of the Corporation and an additional individual, Peter Hinchliffe, for whom disclosures would have been provided but for the fact the individual was not serving as an executive officer at June 30, 2005 (collectively, the "Named Executives"):

                                                                      ANNUAL COMPENSATION
                                                            ----------------------------------------     LONG-TERM
                                                                                                        COMPENSATION
                                                                                            OTHER         AWARDS
                                                                                           ANNUAL         ------        ALL OTHER
                                                             SALARY           BONUS     COMPENSATION      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR       ($)           ($) (1)         ($)            (#)           ($) (2)
---------------------------                         ----    ---------        -------    ------------    ------------   ------------
Lawrence Saper ..................................   2005    1,000,000             --       420,962 (3)         --         18,834
 Chairman of the Board of Directors                 2004    1,000,000        500,000       356,004 (3)         --         19,107
 and Chief Executive Officer                        2003    1,000,000             --       349,894 (3)         --         18,991
Antonino Laudani (4) ............................   2005      337,908        132,523 (5)    61,424 (6)     30,000          9,206
 Vice President; President,                         2004      267,807        121,360 (5)    53,298 (6)      1,500          8,100
 InterVascular, Inc.                                2003      217,885         43,737 (5)    50,357 (6)      3,900          6,861
Terence J. Gunning ..............................   2005      275,000         10,000            --          2,500          3,347
 Vice President; President, Cardiac                 2004       62,500 (7)         --            --         50,000            214
 Assist Division                                    2003           --             --            --             --             --
Robert O. Cathcart ..............................   2005      255,833         10,000            --         32,500          7,025
 Vice President; President,                         2004      204,468         55,000            --          9,000          6,292
 Interventional Products                            2003      189,856         41,625        40,768 (8)      3,900          4,541
S. Arieh Zak ....................................   2005      243,750             --        30,990 (9)      2,500          7,509
 Vice President, Regulatory Affairs                 2004      238,750         42,000            --          2,500          7,359
 and Corporate Counsel                              2003      233,000         20,000            --          7,500          6,904
Peter Hinchliffe ................................   2005      261,458 (10)        --        46,119 (11)     1,500          6,568
 Group Vice President, Research and                 2004      238,133         60,000        50,143 (11)    32,500          8,187
 Development, Interventional Products               2003      196,458         35,000       126,047 (11)    30,000          2,764

---------------
 (1) Represents bonus earned in each respective fiscal year, which is paid in the first quarter of the subsequent fiscal year.
 (2) Amounts in this column represent (a) the Corporation's matching contributions under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and long term disability insurance and (c) with respect to a split-dollar life insurance program maintained by the Corporation for the benefit of Mr. Saper, the increase in Mr. Saper's portion of the current year's cash value of the policy. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2005 are as follows: Saper: (a) $6,150, (b) $1,105 and (c) $11,579; Laudani: (a) $0
     and (b) $9,206; Gunning: (a) $2,063 and (b) $1,284; Cathcart: (a) $5,780
     and (b) $1,245; Zak: (a) $6,225 and (b) $1,284; and Hinchliffe: (a)
     $5,333 and (b) $1,235. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2004 are as follows: Saper: (a) $6,420, (b) $1,108 and (c) $11,579; Laudani: (a) $0
     and (b) $8,100; Gunning: (a) $0 and (b) $214; Cathcart: (a) $5,176 and
     (b) $1,116; Zak: (a) $6,075 and (b) $1,284; and Hinchliffe: (a) $7,000
     and (b) $1,187. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2003 are as follows: Saper:
     (a) $6,304, (b) $1,108 and (c) $11,579; Laudani: (a) $0 and (b) $6,861;
     Gunning: (a) $0 and (b) $0; Cathcart: (a) $3,481 and (b) $1,060; Zak: (a)
     $5,620 and (b) $1,284; and Hinchliffe: (a) $1,686 and (b) $1,078.
     Cumulative net life insurance premiums paid under the split-dollar life insurance program are recoverable with respect to Mr. Saper, on death, if not recovered earlier.
 (3) Includes payments for automobile and reimbursement for executive portion of split-dollar life insurance, respectively, in the following amounts:
     $105,507 and $206,547 in fiscal year 2005; $80,406 and $185,290 in fiscal year 2004; and $77,128 and $171,304 in fiscal year 2003.

 (4) Since Mr. Laudani resides in Europe and his compensation is paid in Euros, all amounts for Mr. Laudani represent translation of Euro amounts to U.S. dollars at average annual exchange rates of 1.2742 in fiscal year 2005, 1.1917 in fiscal year 2004 and 1.0425 in fiscal year 2003.
 (5) Includes incentive bonus payments of $119,781 in fiscal year 2005, $121,360 in fiscal year 2004 and $43,737 in fiscal year 2003.
 (6) Includes payments for automobile of $56,987 in fiscal year 2005, $53,298 in fiscal year 2004 and $50,357 in fiscal year 2003.
 (7) Mr. Gunning began his employment with the Corporation on April 1, 2004.
 (8) Consists of payments for cost of living adjustment ("COLA") of $40,768 in fiscal year 2003.
 (9) Represents compensation for personal use of company automobile of $15,086 and reimbursement of medical expenses of $15,904.
(10) From June 2004 to November 1, 2004, Mr. Hinchliffe served as Vice President; President, Interventional Products and InterVascular Group. Effective November 2, 2004, Mr. Hinchliffe serves as Group Vice
     President, Research & Development, Interventional Products.
(11) Includes payments for reimbursement of Mr. Hinchliffe's relocation expenses of $35,440 in fiscal year 2005, $35,779 in fiscal year 2004 and $108,946 in fiscal year 2003. A portion of such amounts was used to reduce the outstanding amount of a loan previously made to Mr. Hinchliffe.

OPTIONS OF NAMED EXECUTIVES TO PURCHASE SECURITIES

   On October 1, 1981, the Corporation adopted the 1981 Stock Option Plan, which was subsequently approved at the 1981 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Stock Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 1981 Stock Option Plan is administered by the Compensation Committee. The 1981 Stock Option Plan terminated on September 30, 1996; consequently, the Corporation can no longer issue options under the 1981 Stock Option Plan. However, options issued thereunder remain outstanding.

   On September 19, 1995, the Corporation adopted the 1995 Stock Option Plan, which was subsequently approved at the 1995 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Stock Option Plan, as amended, reserved 4,150,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee. The 1995 Stock Option Plan terminates on
December 7, 2010.

   The Board of Directors has approved a new equity incentive plan, the Datascope Corp. 2005 Equity Incentive Plan, and has recommended that the shareholders of the Corporation consider and vote upon a proposal to approve such plan. See "Item 2. Approval of Adoption of Datascope Corp. 2005 Equity Incentive Plan" beginning on page 19 of this Proxy Statement for a description of the proposal.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information regarding stock option grants during fiscal year 2005 to the Named Executives. The amounts shown for each Named Executive as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Corporation's future performance and prospects. Consequently, there can be no assurance that the potential realizable value shown in this table will be achieved.

   On May 17, 2005, the Board of Directors approved the accelerated vesting of all stock options outstanding under the Corporation's Amended and Restated 1995 Stock Option Plan that had exercise prices per share higher than $28.52, the average of the high and low sales price of the Corporation's stock on May 17, 2005. Options to purchase approximately 769 thousand shares of the Corporation's common stock became exercisable immediately, subject to an exercise price threshold requirement.


                                                                                                            POTENTIAL
                                           INDIVIDUAL GRANTS                                              REALIZABLE
                                       ---------------------------                                     VALUE AT ASSUMED
                                       NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF
                                      SECURITIES       OPTIONS                                                STOCK
                                      UNDERLYING       GRANTED        EXERCISE                         PRICE APPRECIATION
                                        OPTIONS      TO EMPLOYEES    PRICE PER                           FOR OPTION TERM
                                        GRANTED     IN FISCAL YEAR     SHARE         EXPIRATION        -------------------
NAME                                     (#)            (%)           ($/SH)            DATE           5% ($)      10%($)
----                                  ----------    --------------   ---------    -----------------    -------   ---------
Lawrence Saper ....................         --             --              --             --                --          --
Antonino Laudani ..................     20,000           14.1 (1)      38.145     February 14, 2015    479,784   1,215,866
                                        10,000            7.1 (2)      28.525        May 16, 2015      179,392     454,615
Terence J. Gunning ................      2,500            1.8 (2)      28.525        May 16, 2015       44,833     113,605
Robert O. Cathcart ................     10,000            7.1 (1)      38.145     February 14, 2015    239,892     607,933
                                        20,000           14.1 (3)       40.08      December 6, 2014    504,122   1,277,544
                                         2,500            1.8 (2)      28.525        May 16, 2015       44,833     113,605
S. Arieh Zak ......................      2,500            1.8 (2)      28.525        May 16, 2015       44,833     113,605
Peter Hinchliffe ..................      1,500            1.1 (2)      28.525        May 16, 2015       26,900      68,163

---------------
(1) The option is fully exercisable on May 17, 2005. However, prior to February 15, 2010, the vested portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $43.00. Effective February 15, 2010, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.
(2) The option is fully exercisable on May 17, 2005. However, prior to May 17, 2010, the vested portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $38.525. Effective May 17, 2010, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.
(3) The option is fully exercisable on May 17, 2005. However, prior to December 7, 2009, the vested portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $45.00. Effective December 7, 2009, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   The following table sets forth for each Named Executive certain information about stock options exercised during fiscal year 2005 and unexercised stock options held at the end of fiscal year 2005. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of the Corporation's Common Stock (average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System) on the exercise date multiplied by the number of stock options exercised. The value of an unexercised in-the-money option at the end of fiscal year 2005 is the difference between its exercise price and the fair market value of the Corporation's Common Stock on June 30, 2005. The value of unexercised in-the-money options, unlike the amounts set forth in the column "Value Realized," has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. An option is "in-the-money" if the fair market value of the Corporation's Common Stock exceeds the exercise price of the option. An option is "exercisable" if it has vested and the fair market value as of June 30, 2005 is above the threshold price.


                                       SHARES                  NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                      ACQUIRED       VALUE      UNEXERCISED OPTIONS AT FISCAL       MONEY OPTIONS AT FISCAL
NAME                                ON EXERCISE    REALIZED       YEAR END(#) EXERCISABLE/         YEAR END($) EXERCISABLE/
  ----                                  (#)           ($)               UNEXERCISABLE                    UNEXERCISABLE
                                    -----------    --------    -------------------------------   ----------------------------
Lawrence Saper ..................          --            --           500,000 / 0                    2,410,000 / 0
Antonino Laudani ................          --            --            16,500 / 33,900                  70,163 / 67,871
Terence J. Gunning ..............          --            --                 0 / 52,500                       0 / 43,650
Robert O. Cathcart ..............          --            --             1,500 / 62,700                     938 / 57,082
S. Arieh Zak ....................      18,000       319,952             6,500 / 42,000                  36,750 / 114,168
Peter Hinchliffe ................      23,750       204,575             2,500 / 52,750                   1,562 / 140,546


PENSION PLAN AND SUPPLEMENTAL BENEFIT PLANS

 Pension Plan

   The Corporation maintains the Datascope Corp. Pension Plan for U.S. employees. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 41 years of service under the plan, Mr. Gunning with 2 years, Mr. Cathcart with 4 years, Mr. Hinchliffe with 3 years and Mr. Zak with 13 years. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The table below illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

 Pension Plan Table

                                                           YEARS OF SERVICE
                                        ------------------------------------------------------

FINAL AVERAGE COMPENSATION                 15         20          25          30         35
--------------------------              --------   --------    --------    --------   --------
$125,000............................    $ 28,125   $ 37,500    $ 46,875    $ 56,250   $ 65,625
 150,000............................      33,750     45,000      56,250      67,500     78,750
 175,000............................      39,375     52,500      65,625      78,750     91,875
 200,000............................      45,000     60,000      75,000      90,000    105,000
 225,000............................      50,625     67,500      84,375     101,250    118,125
 250,000............................      56,250     75,000      93,750     112,500    131,250
 300,000............................      67,500     90,000     112,500     135,000    157,500
 400,000............................      90,000    120,000     150,000     180,000    210,000
 450,000............................     101,250    135,000     168,750     202,500    236,250
 500,000............................     112,500    150,000     187,500     225,000    262,500


   Mr. Laudani's pension benefits are provided by the government pension program in Italy, his country of residence. Current provisions of the Italian pension program provides a pension after 40 years of service, including education, military service and work. The pension benefit is 80% of the employee's total compensation based on average total compensation for the final 10 years of employment.

 Supplemental Benefit Plans

   The Corporation also maintains certain plans which provide for supplemental retiree medical benefits to Mr. Saper and his wife and supplemental pension benefits for Mr. Saper (the "Supplemental Benefits Plans"). The retiree medical benefits plan will provide certain lifetime medical benefits to Mr. Saper and his wife upon the termination of Mr. Saper's employment with the Corporation. The supplemental pension benefits plan, as amended, for Mr. Saper provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, less the benefit payable under the Datascope Corp. Pension Plan. The supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper's retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 2005, the estimated annual benefit payable to Mr. Saper under his supplemental pension benefits plan approximates $2,133,600. Under the terms of Mr. Saper's Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement.

    The Supplemental Benefits Plan in effect in fiscal 2005 for Mr. Saper also provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family (the "Trust"). The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the Trust. Benefits under the Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation maintains key-man life insurance intended to recover a portion of the net after-tax cost of the benefits upon Mr. Saper's death.

   The Sarbanes-Oxley Act of 2002 ("SOA") prohibits the making of personal loans by corporations to directors or executive officers, and it is possible that the portion of the premium payable by the Corporation under the split-dollar agreement may be characterized as a personal loan to Mr. Saper. Subsequent to the enactment of SOA, the Corporation ceased making payments on its portion of the premiums under the split dollar agreement. Also, recently adopted Treasury regulations increase the amount of payments by a corporation under split-dollar programs which are imputed as income of the executive participating in the program, and therefore reimbursement to Mr. Saper for such additional income by the Corporation will substantially increase the Corporation's cost of maintaining the program.

COMPENSATION OF DIRECTORS AND OTHER MATTERS

   The annual retainer for each director of the Corporation (except Mr. Saper and Mr. Altschiller) is $24,000, which is payable in shares of Common Stock pursuant to the Datascope Corp. Non-Employee Director Compensation Plan (the "Non-Employee Director Plan"). Payment of the annual retainer will generally occur at the beginning of the next succeeding calendar year. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal and state income tax liability) and the balance in Common Stock of the Corporation. In addition, pursuant to the Non-Employee Director Plan, each director of the Corporation (except Mr. Saper and
Mr. Altschiller) receives on January 1 of each year a grant of options to purchase 5,000 shares of Common Stock. These options are generally immediately exercisable and have an exercise price equal to the average of the closing price of Common Stock as quoted on The Nasdaq National Market System on the last ten trading days of the calendar year prior to the date of grant. In connection with the issuance of shares of Common Stock under the Non-Employee Director Plan, the Corporation has reserved 48,086 shares of Common Stock for issuance at October 1, 2005.

   In addition to the annual retainer described above, the chairman of the Audit Committee receives an annual retainer of $7,500, each chairman of the Compensation Committee and the Nominating Committee receives an annual retainer of $5,000 and each member (other than the chairman) of the Audit Committee, Compensation Committee and Nominating Committee receives an annual retainer of $3,000. Each director of the Corporation (except Mr. Saper and Mr. Altschiller) also receives a fee of $1,500 for each meeting of the Board of Directors, $1,000 for each committee meeting which such director attends in person and $500 for each telephonic committee meeting. In February 2005, the Board of Directors named Mr. Asmundson a Liaison Director, to serve as an intermediary between the Board of Directors and management. As Liaison Director, Mr. Asmundson receives $2,000 per month in addition to the fees listed above.

   From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

   Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan and the 1995 Stock Option Plan and with respect to certain director options which have been approved by the shareholders of the Corporation are, and, if approved by the shareholders of the Corporation, such transactions pursuant to the Datascope Corp. 2005 Equity Incentive Plan will be, exempt from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan and the 1995 Stock Option Plan do not cover grants to directors who are not employees or officers of the Corporation. If approved by the shareholders of the Corporation, the Datascope Corp. 2005 Equity Incentive Plan will cover grants to directors who are not employees or officers of the Corporation.

   Mr. Altschiller has been engaged as a consultant to the Corporation since September 1998, providing advice and counsel in the area of advertising. In consideration for these services, the Corporation paid Mr. Altschiller a consulting fee of $200,000 during fiscal year 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Adam Saper, the son of Lawrence Saper, Chairman of the Board of Directors and Chief Executive Officer, is employed by the Corporation and currently holds the title of Director of Business Development, Patient Monitoring Division. During fiscal year 2005, the Corporation paid Adam $175,000 in base salary and bonus and granted to him options to purchase 750 shares of Common Stock of the Corporation. The Compensation Committee reviews compensation paid to Adam Saper.

   On June 9, 2000, Boris Leschinsky, Vice President of Technology, received a loan from the Corporation with a principal amount of $200,000. The promissory note requires annual payments of $20,000 plus interest, based on an annual rate of eight percent with the final payment due on June 8, 2010. The current principal balance is $100,000. The largest aggregated amount outstanding at any time during fiscal year 2005 was $129,600, and the amount outstanding as October 1, 2005 was $102,475.

   See "Compensation of Directors and Other Matters" for disclosure of compensation payable to Mr. Altschiller.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

   The Corporation has entered into an employment agreement with Mr. Saper, dated as of July 1, 1996 (as amended, the "Saper Employment Agreement"). The Saper Employment Agreement is for a term of five years with automatic daily one-day extensions of the term unless either party gives notice of intent not to continue to extend the term. The Saper Employment Agreement provides for an annual base salary and increases to the base salary as determined by the Board of Directors or the Compensation Committee. On September 22, 1999, the Compensation Committee determined to set Mr. Saper's annual base salary at $1,000,000. Pursuant to the terms of the Saper Employment Agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the Saper Employment Agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives. See "Report of the Compensation Committee on Executive Compensation." Mr. Saper is also entitled to certain retirement benefits. See "Pension Plan and Supplemental Benefit Plans." Under the Saper Employment Agreement, on March 13, 2002 the Corporation advanced to Mr. Saper $260,000 for payment of a membership deposit to a golf club. Mr. Saper will repay such amount upon the termination of Mr. Saper's membership in the golf club or, if earlier, upon the termination of Mr. Saper's employment with the

Corporation. Mr. Saper may terminate the Saper Employment Agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes in control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to the weighted average of his compensation (including base salary and bonus compensation) for the previous three years multiplied by the number of years remaining in his term of employment. Effective April 1, 2005, Mr. Saper and the Corporation amended the Saper Employment Agreement to reduce the outstanding liability of the Corporation under Mr. Saper's supplemental executive retirement plan by $500,000. The amendment was effected in connection with the settlement of the stockholders' derivative suit brought against the Corporation by David Shaev.

   The Corporation has entered into change in control agreements with various members of its management, including the Named Executives other than Mr. Laudani. Under these agreements, in the event of a change in control of the Corporation, the Named Executives would be entitled to a lump sum payment equal to 2.99 times their annual base salary then in effect plus bonus.


                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


   The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF THE CORPORATION

   The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Stock Option Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation's industry.

   The Datascope Corp. 2004 Management Incentive Plan, approved by the shareholders in December 2003 (the "2004 Management Incentive Plan"), allows for bonus payments to eligible executives based on attainment of overall corporate and division financial thresholds and targets and certain subjective criteria; in the case of Mr. Saper, the thresholds and targets are limited to objective financial criteria. The thresholds and targets are established within the first 25% of the measurement period by the Corporation's Board of Directors. Bonuses are granted to participants if the thresholds are achieved, and the size of the executive's bonus increases with the level of achievement up to a certain maximum level of bonus. However, the Compensation Committee has the discretion to (i) decrease or eliminate the award payable to any executive who is covered by Section 162(m) of the Code (such as Mr. Saper) (each a "Covered Employee"), or (ii) increase, decrease or eliminate the award payable to any other executive, to reflect the individual performance and contribution of, and other factors relating to, such executive.

   The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Saper's compensation for fiscal year 2005 was determined pursuant to the employment agreement, dated as of July 1, 1996. The overall compensation included in the employment agreement paid to Mr. Saper was determined in a manner the Compensation Committee believes is reflective of the Corporation's operating results, the growth in the Corporation's business and the value of the Corporation's equity. Because certain earning targets were not reached in fiscal year 2005, Mr. Saper did not receive a bonus under the 2004 Management Incentive Plan for fiscal year 2005.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 2004 Management Incentive Plan was approved by shareholders and contains the provisions necessary so that amounts payable to Mr. Saper (and other Covered Employees) under the 2004 Management Incentive Plan will not be subject to the deduction limitations of Section 162(m) of the Code.

                         COMPENSATION COMMITTEE

                         Alan B. Abramson
                         Robert Klatell
                         James J. Loughlin

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.


                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee is comprised of Robert Klatell, James J. Loughlin and Arno Nash. Each of the members of the audit committee is "independent" as defined under applicable National Association of Securities Dealers, Inc.'s listing standards and is financially literate as that qualification is interpreted by the Board of Directors. In addition, at least one member of the Audit Committee has accounting or related financial management experience, as the Board of Directors interprets that qualification. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities.

   The Audit Committee's primary duties and responsibilities are to (1) monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) monitor the independence and performance of the Corporation's independent registered public accountants and (3) provide an avenue of communication among the independent registered public accountants, management, and the Board of Directors.

   It is the responsibility of the independent registered public accountants to audit the Corporation's consolidated financial statements. The Audit Committee does not provide any expert or other special assurance as to the Corporation's financial statements or any expert or professional certification as to the work of the Corporation's independent registered public accounting firm. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Corporation's audited financial statements with its management and Deloitte & Touche LLP, its independent registered public accountants. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent registered public accountants' judgments as to the quality, not just the acceptability, of the Corporation's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements to be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Securities and Exchange Commission.

                         AUDIT COMMITTEE

                         Robert Klatell
                         James J. Loughlin
                         Arno Nash


                FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM


   For the fiscal years ended June 30, 2005 and 2004, Deloitte & Touche LLP, the Corporation's independent registered public accounting firm, billed the approximate fees set forth below:


                                                              2005                2004
                                                           ----------           --------
   Audit Fees (1)......................................    $1,487,525 (2)       $710,300
   Audit-Related Fees..................................            --                 --
   Tax Fees (3)........................................        88,300             80,800
   All Other Fees......................................            --                 --

---------------
(1) Audit Fees consist of fees for the audit of the annual financial statements, review of the quarterly financial statements, statutory and regulatory audits of various subsidiaries outside the United States, audit services related to management's documentation of internal control as required by the Sarbanes-Oxley Act of 2002, Section 404, and other services related to Securities and Exchange Commission matters.
(2) Represents $1,292,518 for which the Corporation has received a bill and $195,007 which Deloitte has informed the Corporation that it intends to bill. The Corporation, under the direction of the Audit Committee, and Deloitte are in discussions regarding adjustments to such amounts.
(3) Tax Fees include tax services for miscellaneous tax consultations and planning, reviews of U.S. consolidated federal corporate income tax returns and foreign tax returns in certain European countries.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICES AND PROCEDURES

   The Audit Committee has policies and procedures that require the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services and the related fees to be rendered by the independent registered public accounting firm during the year. If any additional services become necessary during the year, such services and the related fees are also approved by the Audit Committee in advance of the provision of such services.

PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Equipment Index for the five year period commencing July 1, 2000 and each subsequent June 30 through June 30, 2005. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 2000 and that all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG DATASCOPE CORP., THE S & P 500 INDEX
                   AND THE S & P HEALTH CARE EQUIPMENT INDEX


                          [PERFORMANCE GRAPH HERE]






  MEASUREMENT PERIOD                                            S & P HEALTH
 (FISCAL YEAR COVERED)     DATASCOPE CORP.       S&P 500      CARE EQUIPMENT
----------------------     ---------------       -------      ---------------
         2000                   100.00            100.00            100.00
         2001                   128.70             85.17             99.15
         2002                    77.65             69.85             96.96
         2003                    82.19             70.03            112.96
         2004                   113.56             83.41            146.98
         2005                   101.36             88.68            142.13



* $100 invested on 6/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright (c) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.www.researchdatagroup.com/S&P.htm

   ITEM 2. APPROVAL OF ADOPTION OF DATASCOPE CORP. 2005 EQUITY INCENTIVE PLAN


GENERAL

   The general purpose of the Datascope Corp. 2005 Equity Incentive Plan (the "Plan") is to attract and retain selected employees, directors and consultants and provide them with incentives and rewards for superior performance. The Plan authorizes several different types of awards, including stock options, and the Plan therefore offers greater flexibility than the 1995 Stock Option Plan currently in effect, which authorizes solely awards of stock options.

SUMMARY OF THE PLAN

   The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Plan.

   General. The Plan will authorize the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, and Deferred Shares (collectively called "Awards"). Options granted under the Plan may be either "incentive stock options" as defined in section 422 of the Internal Revenue Code (the "Code"), or nonqualified stock options, as determined by the Committee.

   Number of Shares Authorized. The number of shares of Common Stock initially available for award under the Plan is 1,200,000 shares. The maximum number of shares that may be issued upon the exercise of incentive stock options shall not exceed 120,000 in the aggregate. The Plan provides that the number of shares available for issuance is reduced by a factor of two to one for each share issued pursuant to an Award other than an Option. Accordingly, if the Compensation Committee grants all Awards under the Plan in the form of Restricted or Deferred Shares, for example, the maximum number of shares that may be issued is 600,000.

   If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant. In addition, any shares under the Plan that are used to satisfy award obligations under the plan of another entity that is acquired by the Corporation will not count against the remaining number of shares available. Finally, if there is any change in the Corporation's corporate capitalization, the Committee in its sole discretion may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Plan, the number and kind of shares covered by Awards then outstanding under the Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

   Administration. The Compensation Committee (the "Committee") will administer the Plan. Subject to the other provisions of the Plan, the Committee has the authority to:

   o interpret the Plan;

   o establish and amend rules and regulations relating to the Plan;

   o select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

   o make all other determinations it deems necessary or advisable for the administration of the Plan.

   The Committee may also delegate to one or more officers of the Corporation the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

   Eligibility. The Plan provides that Awards may be granted to employees, nonemployee directors and consultants of the Corporation or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not exceed 300,000 in the aggregate.

   Each Award granted under the Plan will be evidenced by a written award agreement between the participant and the Corporation, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

 Performance Awards

   Awards of Performance Shares and Performance Units may be made under the Plan. A Performance Share is a book-entry unit with a value equal to one share of Common Stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. Except in the case of Qualified Performance-Based Awards, the Committee may modify performance objectives in whole or in part, during the performance period, as it deems appropriate and equitable.

   Performance objectives may be established on a Corporation-wide basis; with respect to one or more subsidiaries, business units, divisions, department, or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of Units to which they pertain, the time and manner of payment of the Award shall be specified in the Award agreement. Payment of Performance Shares and Performance Units may be made in cash or shares of Common Stock.

   In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

   o specified levels of or increases in the Corporation's, a division's, or a subsidiary's return on capital, equity or assets;

   o earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA");

   o net economic profit (which is operating earnings minus a charge to capital);

   o net income;

   o sales;

   o sales growth;

   o gross margin;

   o direct margin;

   o share price (including but not limited to growth measures and total shareholder return);

   o operating profit;

   o per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

   o inventory turns;

   o financial return ratios;

   o market share;

   o balance sheet measurements such as receivable turnover;

   o improvement in, or attainment of, expense levels;

   o improvement in, or attainment of, working capital levels;

   o debt reduction;

   o strategic innovations;

   o customer or employee satisfaction; and

   o individual objectives.

   The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares and Deferred Shares on the achievement of performance objectives as described above.

 Options

   An Option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the "exercise price"). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

   Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or non-qualified stock option will not be less than 100% of the fair market value of Common Stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of the Corporation's outstanding Common Stock (a "10% Stockholder") will not be eligible for the grant of an Option unless the exercise price of the Option is at least 110% of the fair market value of the Common Stock on the date of grant.

   Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash, certain other shares of Common Stock owned by the optionee for at least six months (including Restricted Shares), deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option (a "cashless exercise"), or any combination of the foregoing methods. If an Option is exercised with Restricted Shares that have not yet vested, the shares received upon exercise of the Option will, unless otherwise determined by the Committee, be subject to the same restrictions as the Restricted Shares.

   Term of the Option. The term of an Option granted under the Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock Option will be for no more than five years from the date of grant.

 Stock Appreciation Rights

   A stock appreciation right ("SAR") entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR and the date of exercise, payable in cash, shares of Common Stock, or any combination thereof. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change of control of the Corporation or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

 Restricted and Deferred Shares

   An Award of Restricted Shares is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

   An Award of Deferred Shares is an agreement by the Corporation to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

 General Provisions

   Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares shall specify the duration of the restriction period and any other conditions that under which the Restricted Shares would be forfeitable to the Corporation, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

   Dividends/Ownership Rights. Unless otherwise provided by the Committee an Award of Restricted Shares entitles the Participant to dividend, voting and other ownership rights during the restriction period. An Award of Deferred Shares does not entitle the Participant to any transfer, voting or any other ownership rights with respect to the Deferred Shares. Any grant of Performance Shares, SARs, or Deferred Shares may provide for the payment of dividend equivalents in cash or additional shares.

   Nontransferability of Awards. In general, during a participant's lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

   Termination of Employment or Consulting Services. The Committee may take actions which it believes equitable under the circumstances or in the best interest of the Corporation with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Unless otherwise determined by the Committee, a Participant who is terminated for "Cause" (as defined in an applicable employment/consulting or severance agreement or Award agreement, or if no such agreement applies or contains such term, as determined by the Committee) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards.

   Award Deferrals. An Award Agreement may provide for the deferral of any Award, dividend or dividend equivalent until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Corporation. Deferred Awards may also be credited with interest at rates determined by the Committee, or with dividends or dividend equivalents if the deferred Award is denominated in shares.

 Change in Control

   Unless otherwise determined by the Committee, in the event of a Change in Control, all Awards other than Options and SARs shall become non-forfeitable and converted to Shares where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). A participant shall be considered to have earned, and therefore be entitled to receive, payment of a prorated portion of the performance Awards that he or she would have received for the whole performance period, based on the portion of the performance period completed before the Change in Control.

   A "Change in Control" is defined in the Plan as:

   o an acquisition of more than thirty five percent (35%) of the voting power of the Corporation's securities, other than (a) an acquisition by or from the Corporation, or any subsidiary of the Corporation, or by an employee benefit plan maintained by the Corporation or any subsidiary, (b) an acquisition by a person who as of the effective date of the Plan owns 15% or more of the Corporation's then outstanding shares of Common Stock, (c) an acquisition by an individual who is a member of the Board as of the effective date of the Plan, (d) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by the Corporation, or (e) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that company's equity and voting power, are owned by the same individuals or entities who owned the Corporation prior to the acquisition, in substantially the same proportions;

   o a sale or other disposition of all or substantially all of the Corporation's assets;

   o approval of a reorganization, merger or consolidation of the Corporation, other than such an event which would result in the voting power of the Corporation's securities prior to the transaction continuing to represent 65% or more of the voting power of the Corporation's or other surviving entity's securities immediately after the event;

   o approval of a plan of liquidation or dissolution of the Corporation;

   o the individuals on the Board as of the effective date of the Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Plan cease to constitute a majority of the Board;

   o the sale or other disposition of the Corporation and/or its subsidiaries, in one transaction or a series of related transaction within 18 consecutive months of assets accounting for fifty percent (50%) or more of the consolidated revenues of the Corporation and its subsidiaries; other than transactions in which substantially all the proceeds are used to continue conducting the business of the Corporation and/or its subsidiaries; or

   o notwithstanding the above-listed events, in the case of a distribution under the Plan of "deferred compensation" subject to section 409A of the Code, an event which constitutes a change in control under section 409A of the Code.

   Effective Date, Amendments, and Termination of the Plan. The Plan will be effective upon its approval by the shareholders of the Corporation. The Board of Directors has the authority to amend or terminate the Plan at any time; provided, however, that shareholder approval is required for any amendment which (i) materially increases the number of shares available for Awards under the Plan (other than to reflect a change in the Corporation's capital structure), (ii) materially increases the maximum number of shares allowed for grants to any participant, (iii) materially changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, (iv) materially increases the benefits to participants under the Plan, or (v) as otherwise required by applicable law or Nasdaq rule. Further, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval. Finally, the Plan will terminate automatically ten years after it is approved by shareholders.

 New Plan Benefits

   As stated above, any awards under the 2005 Equity Incentive Plan will be determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will be payable or allocable to particular individuals in the future. Stock options awarded to the Named Executives in fiscal year 2005 under the Corporation's existing plan, the Amended and Restated 1995 Stock Option Plan, is set forth under "Option Grants in Last Fiscal Year."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

   PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

 Performance Units and Performance Shares

   A participant realizes no taxable income and the Corporation is not entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and, subject to
Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant's tax basis in shares of Common Stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

 Deferred Shares

   A participant realizes no taxable income and the Corporation is not entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant's tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

 Restricted Shares

   Restricted Shares received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Shares does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Shares and the Corporation is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant's tax basis in Restricted Shares will be equal to their fair market value when the forfeiture restrictions lapse, and the participant's holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

   Participants receiving Restricted Shares may make an election under
Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Corporation will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant's tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant's holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Corporation, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

   Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Corporation has adequate current or accumulated earnings and profits.

 Non-Qualified Options

   A participant realizes no taxable income and the Corporation is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant's tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant's holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant's tax basis in such shares.

   Under the Plan, non-qualified options may, with the consent of the Plan Committee, be exercised in whole or in part with shares of Common Stock or Restricted Shares held by the participant. Payment in Common Stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

 Incentive Stock Options

   A participant realizes no taxable income and the Corporation is not entitled to a deduction when an incentive stock option is granted or exercised.
Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Corporation will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a "disqualifying disposition"), the participant will realize ordinary income at that time equal to the excess of the amount realized upon such disposition (or, if less, the fair market value of the shares at the time of exercise of the incentive stock option) over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the exercise price of the incentive stock option, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

   Under the Plan, incentive stock options may, with the consent of the Plan Committee, be exercised in whole or in part with shares of Common Stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock or Restricted Shares surrendered

(assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

 SARs

   A participant realizes no taxable income and the Corporation is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction. A participant's tax basis in the shares of Common Stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant's holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant's tax basis in such shares.

 Section 162(m) Limitations

   Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is "performance-based compensation" and meets certain other requirements outlined in Code
Section 162(m) and related regulations ("Qualified Performance-Based Awards"). If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Plan requires that the maximum performance-based Award that may be granted to the recipient during any one performance period is 300,000 shares of Common Stock, or if the Award is paid in cash, $1,000,000.

 Withholding

   The Corporation is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Corporation as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing the Corporation to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Corporation in an amount necessary to satisfy the withholding obligation.

EQUITY COMPENSATION PLAN INFORMATION

   The following table provides information as of June 30, 2005 about the Corporation's Common Stock that may be issued under the Corporation's existing equity compensation plans upon the exercise of stock options or otherwise.

                                                             NUMBER OF                                   NUMBER OF SECURITIES
                                                         SECURITIES TO BE                              REMAINING AVAILABLE FOR
                                                       ISSUED UPON EXERCISE      WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                                          OF OUTSTANDING        EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                                         OPTIONS, WARRANTS     OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                                               AND RIGHTS         WARRANTS AND RIGHTS     REFLECTED IN COLUMN(A))
-------------                                          --------------------    --------------------   -------------------------
                                                                (A)                    (B)                       (C)
Equity compensation plans approved
  by security holders...............................         2,440,453                $31.77                   540,971
Equity compensation plans not approved
  by security holders (1)...........................            36,700                $29.21                        --
                                                             ---------                ------                   -------
   Total............................................         2,447,153                $31.73                   540,971
                                                             =========                ======                   =======

---------------
(1) Includes grants of options to consultants to purchase up to 6,700 shares of the Corporation's Common Stock. These options have terms ranging from 5 to 10 years, with exercise prices ranging from $22.49 to $39.45.

BOARD RECOMMENDATION

   The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan so that the Corporation can continue to attract and retain qualified employees and encourage the employees to exert their best efforts on behalf of the Corporation. Approval of the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, the Board of Directors recommends that you vote FOR the proposal to adopt the Datascope Corp. 2005 Equity Incentive Plan.


                                 OTHER BUSINESS


   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting of Shareholders. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's 2006 Proxy Statement and form of proxy on or prior to July 11, 2006.

   In accordance with our Bylaws, for a proposal to be properly brought before the 2006 Annual Meeting of Shareholders, the shareholder must deliver written notice of the business the shareholder would like to present, or the person or persons the shareholders would like to nominate as a director, to the Secretary of the Corporation at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the 2005 Annual Meeting of Shareholders. Therefore, any notice given by the shareholder pursuant to these provisions of our Bylaws must be received no earlier than September 7, 2006 and no later than October 7, 2006, unless the Annual Meeting of Shareholders date is more than 30 days before or after the anniversary date, December 6, 2006. If the 2006 Annual Meeting of Shareholders is not held within 30 days before or after this year's meeting date, then notice must be received by the Corporation no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure of the date of the meeting was given or made.

   To be in proper form, a shareholder's notice must include the specific information regarding the proposal or nominee as described in our Bylaws. The Corporation will not accept a proposal or nomination that does not meet the requirements of the Corporation's Bylaws and the requirements of the SEC regarding submitting a proposal or nomination.

   Notices of intention to present proposals at the 2006 Annual Meeting of Shareholders should be addressed to Secretary, Datascope Corporation, 14 Philips Parkway, Montvale, New Jersey 07645. The Corporation reserves the right to reject or take other appropriate action with respect to a proposal that does not comply with the requirements stated above and other applicable requirements.


                    ANNUAL REPORTS AND FINANCIAL STATEMENTS


   The Annual Report to Shareholders of the Corporation for the fiscal year ended June 30, 2005 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

   Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to:
Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention:
Secretary.


          RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

   The Corporation's financial statements for the years ended June 30, 2005 and 2004 have been audited by the firm of Deloitte & Touche LLP, independent registered public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

   The Board of Directors intends to review the appointment of the independent registered public accountants for the year ending June 30, 2006 at a meeting subsequent to the Annual Meeting of Shareholders.


                              COST OF SOLICITATION


   The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $9,000 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

   It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                             By Order of the Board of Directors,



                             MURRAY PITKOWSKY
                             Secretary

Dated: October 28, 2005

                                                                        ANNEX A

                   DATASCOPE CORP. 2005 EQUITY INCENTIVE PLAN

   1. Purpose. The purpose of Datascope Corp. 2005 Equity Incentive Plan (the "Plan") is to attract and retain employees, consultants and non-employee directors for Datascope Corp. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

   2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

      2.1. "Award" means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares or Deferred Shares granted under the Plan.

      2.2. "Award Agreement" means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Corporation's books or records and shall be signed by a representative of the Corporation and the Participant unless otherwise approved by the Committee.

      2.3. "Base Price" means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

      2.4. "Board" means the Board of Directors of the Corporation.

      2.5. "Cause" means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Corporation or any of its Subsidiaries, "Cause" shall have the same meaning as such term is defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting severance or similar agreement or if no definition of "Cause" is set forth in the applicable employment, consulting, severance or similar agreement, "Cause" shall have the same meaning as such term is defined in the applicable Award Agreement; and
   (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of "Cause" is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of "Cause" is set forth in the applicable Award Agreement, the existence of "Cause" shall be determined in good faith by the Committee from time to time as circumstances dictate; provided that the Committee shall provide notice to the Participant of such determination and an opportunity for the Participant to cure such event (if the Committee determines such event is reasonably curable).

      2.6. "Change in Control" means, after the effective date of the Plan:

         (i) the acquisition, directly or indirectly, by a "person" (within the meaning of Section 13(d)(3) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the voting securities of the Corporation entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Corporation or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (b) any acquisition by a Person (including without limitation a trust maintained for the benefit of such Person or members of his family or any entity controlled by such Person and/or such trust) who as of the effective date of the Plan beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 15% or more of the Corporation's then outstanding Shares, (c) any acquisition by an individual who as of the effective date of the Plan is a member of the Board, (d) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Corporation, or (e) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

         (ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a wholly-owned Subsidiary or to a holding company of which the Corporation is a direct or indirect wholly owned subsidiary prior to such transaction; or

         (iii) the approval by stockholders of the Corporation of a reorganization, merger or consolidation of the Corporation, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

         (iv) the approval by stockholders of the Corporation of a plan of complete liquidation or substantial dissolution of the Corporation; or

         (v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

         (vi) the sale, transfer, assignment, distribution or other disposition by the Corporation and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Corporation and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Corporation and/or its Subsidiaries of the business conducted by the Corporation and/ or its Subsidiaries prior to such transaction; or

         (vii) notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to section 409A of the Code, an event which constitutes a "change in control event" as defined under Section 409A of the Code.

      2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

      2.8. "Committee" means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

      2.9. "Corporation" means Datascope Corp., a Delaware corporation, or any successor corporation.

      2.10. "Consultant" means an individual (other than an Employee or a Nonemployee Director) who renders services to the Corporation or a Subsidiary, including an independent contractor or an advisor.

      2.11. "Deferral Period" means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

      2.12. "Deferred Shares" means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

      2.13. "Employee" means any person, including an officer, employed by the Corporation or a Subsidiary.

      2.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

      2.15. "Fair Market Value" means, on any given date, unless otherwise determined by the Committee, the average of the highest and lowest sale prices reported as having occurred on the NASDAQ (or other principal exchange on which the Shares are traded) on such date, or, if no sale was made on such date on such principal exchange, on the last proceeding day on which the Shares were traded.

      2.16. "Grant Date" means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

      2.17. "Incentive Stock Option" means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

      2.18. "Nonemployee Director" means a member of the Board who is not an Employee.

      2.19. "Nonqualified Stock Option" means an Option that is not intended to qualify as an Incentive Stock Option, and designated as a Nonqualified Stock Option by the Committee.

      2.20. "Option" means any option to purchase Shares granted under
   Section 6.

      2.21. "Optionee" means the person so designated in an agreement evidencing an outstanding Option.

      2.22. "Option Price" means the purchase price payable upon the exercise of an Option.

      2.23. "Participant" means an Employee, Nonemployee Director or Consultant who is selected by the Committee to receive Awards, provided that only Employees may receive grants of Incentive Stock Options.

      2.24. "Performance Objectives" means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Corporation's, a division's or a Subsidiary's return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing. If the

   Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

      2.25. "Performance Period" means a period of time established under
   Section 5 within which the Performance Objectives relating to Awards are to be achieved.

      2.26. "Performance Share" means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

      2.27. "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

      2.28. "Qualified Performance-Based Award" means an Award or portion of an Award that is intended to satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

      2.29. "Restricted Shares" mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

      2.30. "Shares" means shares of the Common Stock of the Corporation, $.0l par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

      2.31. "Spread" means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

      2.32. "Stock Appreciation Right" means a right granted under Section 7.

      2.33. "Subsidiary" means a corporation or other entity in which the Corporation has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation (within the meaning of the Code) in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

   3. Shares Available Under the Plan.

      3.1. Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, or (d) issued in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 1,200,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Corporation. In addition:

         (i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, or the Shares are not issued because the Award is settled in cash, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan.

         (ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Corporation acquiring another entity (or an interest in another entity).

      3.2. Reduction Ratio. For purposes of Section 3.1, each Share issued pursuant to an Award other than an Option shall reduce the number of Shares available for issuance under the Plan by two Shares. For example, if all Awards under the Plan are in the form of Restricted Shares, 600,000 Shares are available for issuance.

      3.3. ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 120,000 Shares, subject to adjustment as provided in Section 14.

      3.4. Maximum Annual Award. No Participant my receive Awards (including performance-based Awards) representing more than 300,000 Shares in any one fiscal year, subject to adjustment as provided in Section 14. The maximum Qualified Performance-Based Award that may be granted to a Participant in any one Performance Period is 300,000 Shares (subject to adjustment as provided in Section 14) or, in the event the Award is paid in cash, $1,000,000.

   4. Plan Administration.

      4.1. Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination, other than one made in bad faith.

      4.2. Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

      4.3. Committee Delegation. The Committee may delegate to one or more officers of the Corporation the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or
   Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

   5. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      5.1. Terms and Conditions of Performance Share/Performance Unit
   Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

      5.2. Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

      5.3. Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the

   Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

      5.4. Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

      5.5. Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

         (i) Only Employees who are "Covered Employees" within the meaning of
      Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

         (ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no payment will be made, and an objective formula or other method for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

         (iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual amount payable under each Participant's Award for the Performance Period, and, in doing so, may reduce or eliminate, unless otherwise and/ or to the extent provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

         (iv) Subject to Section 20.2, Awards granted for a Performance Period shall be paid to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

      5.6. Other Awards. Any grant of an Award under Sections 6, 7, 8 or 9, and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

   6. Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      6.1. Number of Shares. Each grant shall specify the number of Shares to which it pertains.

      6.2. Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

      6.3. Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in all such case as is acceptable to the Corporation, (ii) nonforfeitable, unrestricted Shares owned by the Optionee, provided such Shares have been held by the Participant for at least six months, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 6.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

      6.4. Payment of Option Price in Restricted Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer, provided such Shares have been held by the Participant for at least six months. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this
   Section 6.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

      6.5. Cashless Exercise. To the extent such program is maintained by the Corporation and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a cashless exercise program provided by such bank or broker.

      6.6. Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, such Option shall be exercised within five years after the Grant Date.

      6.7. Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Corporation in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Corporation may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

   7. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Corporation an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      7.1. Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Corporation in cash, Shares or any combination thereof and may (a) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (b) preclude the right of the Participant to receive and the Corporation to issue Shares or other equity securities in lieu of cash. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

      7.2. Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

      7.3. Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

      7.4. Deemed Exercise. The Committee may provide that a Stock
   Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such Stock Appreciation Right.

   8. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      8.1. Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

      8.2. Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be reinvested in additional Shares or held in cash, which additional Shares or cash, as the case may be, may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

   9. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

      9.1. Deferred Transfer of Shares. Each grant shall constitute the agreement by the Corporation to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

      9.2. Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

   10. Vesting.

      10.1. In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Corporation or any Subsidiary, or service to the Corporation or any Subsidiary (and in the case of a Nonemployee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event.

      10.2. Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

   11. Dividends; Dividend Equivalents and Other Ownership Rights.

      11.1. Restricted Shares. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which a substantial risk of forfeiture is to continue.

      11.2. Deferred Shares. Unless otherwise determined by the Committee, during the Deferral Period, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares.

      11.3. Dividend Equivalents. Any grant of Performance Shares, Performance Units, Stock Appreciation Rights, or Deferred Shares may provide for the payment of dividend equivalents in cash or additional Shares thereon on a current, deferred or contingent basis.

   12. Transferability.

      12.1. Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

      12.2. Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including provisions relating to termination of the Participant's employment or service with the Corporation or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Corporation to pay any and all payroll and withholding taxes due upon exercise of the transferred option. In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with the Corporation for the payment of all payroll and withholding taxes. Finally, the Corporation shall be under no obligation to provide a transferee with any notice regarding the transferred Options held by the transferee upon forfeiture or any other circumstance.

      12.3. Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Corporation upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Corporation with respect to a Participant.

   13. Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

   14. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Corporation shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

   15. Fractional Shares. The Corporation shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

   16. Withholding Taxes. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Corporation Shares having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

   17. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to
Section 12.3, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right.

   18. Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

   19. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Corporation or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

   20. Amendments and Other Matters.

      20.1. Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with
   Section 14, without the further approval of the shareholders of the Corporation. The Board may condition any amendment on the approval of the shareholders of the Corporation if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

      20.2. Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Corporation. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Shares, with dividends or dividend equivalents.

      20.3. Conditional Awards. The Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or any Subsidiary to the Participant.

      20.4. Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the shareholders of the Corporation, provided that nothing herein shall prevent the Committee from taking any action provided for in
   Section 14.

      20.5. Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

      20.6. No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

   21. Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

      21.1. The Participant's Restricted Shares, Deferred Shares, Performance Shares, Performance Units or other Share-based Awards that were forfeitable shall, unless otherwise determined by the Committee, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

      21.2. Any unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

      21.3. Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Corporation in the event or (b) arrange for fully vested substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

      21.4. If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted performance-based Awards pursuant to the provisions of Section 5, the term of each such Performance Period (hereinafter a "current Performance Period") shall immediately terminate upon the occurrence of such Change in Control. Upon a Change in Control, for each current Performance Period and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the Performance Objectives for such period have been attained (hereinafter a "completed Performance Period"), it shall be assumed that the Performance Objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. A Participant in one or more current Performance Periods shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Award previously granted to him for each such current Performance Period. Such prorated portion shall be determined by multiplying the number of Performance Shares or Performance Units (or other performance-based Awards), as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of days that have elapsed since the beginning of the current Performance Period, and the denominator of which is the total number of days in such current Performance Period. A Participant in one or more completed Performance Periods shall be considered to have earned and, therefore, be entitled to receive all the Performance Shares or Performance Units (or other performance-based Awards), as the case may be, previously granted to him during each such completed Performance Period.

      21.5 Unless otherwise provided by the Committee, at any time, upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid as soon as practicable, but in no event later than 90 days after the Change in Control.

   22. Effective Date. This Plan shall become effective upon its approval by the shareholders of the Corporation.

   23. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the shareholders of the Corporation, and no Award shall be granted after that date.

   24. Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New Jersey in accordance with the rules of the American Arbitration Association then in effect.

   25. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange on which the Shares may be listed, and
(iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under the Corporation's broker-assisted stock option exercise program.

   26. No Right, Title, or Interest in Corporation Assets. No Participant shall have any rights as a stockholder of the Corporation as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right, to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Participant shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded.

   27. No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts will not be subject to the 20% penalty tax and interest under Section 409A of the Code.

   28. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the laws of the State of Delaware.

PROXY                                                              COMMON STOCK
                                DATASCOPE CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 6, 2005

The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, on December 6, 2005 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:

1. ELECTION OF DIRECTORS Nominees: Alan B. Abramson, David Altschiller and William W. Wyman (Mark only one of the following boxes.)

    VOTE FOR all nominees listed above, |_|                VOTE WITHHELD   |_|
    except vote withheld as to the following nominees      from all nominees.
    (if any):
    _______________________________________

2.  Proposal to Approve the Datascope Corp.
    2005 Equity Incentive Plan.         |_| FOR      |_| AGAINST    |_| ABSTAIN

3. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.



                       (Continue and sign on other side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE THE DATASCOPE CORP. 2005 EQUITY INCENTIVE PLAN.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 28, 2005.

                                         Dated:                          , 2005
                                                 ------------------------

                                          -------------------------------------

                                          -------------------------------------
                                               Signature of Shareholder(s)

                                         (When signing as attorney, trustee,
                                         executor, administrator, guardian,
                                         corporate officer, etc., please give
                                         full title. If more than one trustee,
                                         all should sign. Joint owners must
                                         each sign.)

Please date and sign exactly as name appears above.



I plan |_| I do not plan |_| to attend the Annual Meeting.